UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 23, 2021
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
e) Compensatory Arrangements of Certain Officers
On February 23, 2021, the Compensation, People and Culture Committee (the “Committee”) of the Board of Directors of the Company approved the following actions relative to salary for the Company’s Principal Executive Officer, Principal Financial Officer and the Named Executive Officers (“NEOs”) set forth in the Company’s proxy statement dated April 7, 2020 (collectively the “Executives”):

Executive	2021 Base Salary[1]
Erik B. Nordstrom Chief Executive Officer (Principal Executive Officer)	$758,500
Peter E. Nordstrom President, Nordstrom Inc. and Chief Brand Officer	$758,500
Anne L. Bramman Chief Financial Officer (Principal Financial Officer)	$815,000
Kenneth J. Worzel Chief Operating Officer	$895,000
Edmond Mesrobian Chief Technology Officer	$800,000
1 Base salary amounts disclosed represent increases of $15,000, $20,000, and $25,000, respectively, for Anne Bramman, Kenneth Worzel, and Edmond Mesrobian, all effective March 28, 2021. Base salary amounts for Erik Nordstrom and Peter Nordstrom are unchanged from base salary amounts in 2020.
Also on February 23, 2021, the Committee approved Company earnings before interest and taxes (“EBIT”) and return on invested capital (“ROIC”) results, which yielded zero bonus payout for the Executives.
On that same date, the Committee determined to award stock option grants to the Executives, effective March 4, 2021, the first open window trading date after Committee approval. Stock options were granted pursuant to the terms of the Nordstrom, Inc. 2019 Equity Incentive Plan (the “Equity Plan”) and have a term of ten years with an exercise price equivalent to the closing price of the Company’s Common Stock on March 4, 2021. Vesting occurs at a rate of 50% in year three, and 50% in year four, in each case on the tenth day of the month immediately following the date of grant. In addition, with respect to the awards to Erik Nordstrom and Peter Nordstrom, vesting is contingent upon the achievement of certain price thresholds with respect to the closing price of the Company’s common stock. The number of options to be awarded to each individual is a function of base pay, an option long-term incentive (“LTI”) percentage and the fair value of an option. The Binomial Lattice model is used to estimate the fair value of an option. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, expected dividend yield and expected life. The formula for determining the number of options granted is:
No. of Options = (base pay x option LTI%) / option fair value
This summary of the key terms of the foregoing nonqualified stock option grants is qualified in its entirety by the provisions of the 2020 Nonqualified Stock Option Award Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 3, 2020 and is incorporated by reference. The number of options actually granted to the Executives, once determined, will be reported in an amendment to this Current Report on Form 8-K.
On that same date, the Committee also determined to award restricted stock units (“RSUs”) to Anne Bramman, Kenneth Worzel and Edmond Mesrobian pursuant to the terms of the Equity Plan. The RSU awards are effective March 4, 2021. RSUs entitle the participant to settle in shares of Company Common Stock. Vesting occurs at a rate of 25% annually, beginning one year from the tenth day of the month immediately following the date of grant. The number of RSUs to be awarded to each individual is a function of base pay, an RSU LTI percentage and the fair value of an RSU. The fair value of an RSU is calculated as the stock price as of the effective date less the present value of Company stock dividends over the vesting period. This calculation requires the input of certain assumptions, including the risk-free interest rate and the expected Company stock dividends. The formula for determining the number of RSUs granted is:

No. of RSUs = (base pay x RSU LTI%) / RSU fair value
The foregoing summary of the key terms of the RSU awards is qualified in its entirety by the provisions of the 2020 Restricted Stock Unit Award Agreement, a copy of which was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 3, 2020 and is incorporated by reference. The number of RSUs actually granted to Anne Bramman, Kenneth Worzel and Edmond Mesrobian, once determined, will be reported in an amendment to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits

10.1	Form of 2020 Nonqualified Stock Option Award Agreement	Incorporated by reference from the Registrant’s Form 8-K filed on March 3, 2020, Exhibit 10.1
10.2	Form of 2020 Restricted Stock Unit Award Agreement	Incorporated by reference from the Registrant’s Form 8-K filed on March 3, 2020, Exhibit 10.2
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: March 1, 2021